Execution Version

AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 2, dated as of April 1, 2020 (this “Amendment No. 2”), to the Asset Purchase Agreement (the “Agreement”), dated as of February 9, 2020, by and among Zealand Pharma A/S, a Danish limited liability company organized and existing under the laws of Kingdom of Denmark (“Purchaser”) and one or more other persons designated by the Purchaser, and Valeritas, Inc., a Delaware corporation (the “Company”) and Valeritas Holdings, Inc., a Delaware Corporation (together with the Company, each a “Seller” and collectively, the “Sellers”). Capitalized terms used but not defined in this Amendment No. 2 shall have the respective meanings given to such terms in the Agreement, which will remain in full force and effect as amended hereby.
RECITALS
WHEREAS, Purchaser and Sellers are Parties to the Agreement;
WHEREAS, the Sellers and certain other debtors have filed voluntary petitions for relief under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) commencing chapter 11 cases;
WHEREAS, on March 20, 2020, the Bankruptcy Court entered an order authorizing the sale of substantially all of the Sellers’ assets free and clear of liens, claims, encumbrances and interests to Purchaser and approving the Agreement (the “Order”)
WHEREAS, the Parties wish to make certain amendments to the terms of the Agreement and the Parties desire to amend certain terms of the Agreement by entering into, and as set forth in, this Amendment No. 2; and
WHEREAS, Section 12.3 of the Agreement provides that the Parties may amend, modify or supplement the Agreement by a written instrument making specific reference to the Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification, or waiver is sought.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
AGREEMENT

Section 1.	Amendments to the Agreement.
(a)Section 1.1(x) of the Agreement is hereby amended and restated in its entirety as follows:
“(x) except for the Bank Account listed on Schedule 1.1(x) under the heading “Excluded Bank Account” (the “Excluded Bank Account"), all Bank Accounts; provided, that all Cash and Cash Equivalents located in the Excluded Bank Account immediately before Closing (other than those amounts deposited into such account directly from the proceeds from the DIP Financing Agreements to be used to pay Cure Costs on or after Closing) constitute Purchased Assets, and any Cash and Cash Equivalents that are deposited to the Excluded Bank Account by anyone other than HB Fund, LLC, as the lender pursuant to the DIP Financing Agreements, after Closing shall promptly be remitted to Purchaser; provided, further, that the Bank Account listed on Schedule 1.1(x) under the heading “Delayed Bank Account” (the “Delayed Bank Account”) shall not be conveyed to Purchaser until $4,187,679.34 in Cure Costs are paid from such Delayed Bank Account at, or as promptly as practicable following, the Closing; and”
(b)    Schedule 1.1(x) to the Agreement is hereby amended and restated in its entirety as set forth in Schedule 1.1(x) attached hereto.
Section 2.    Effect of Amendment. Except as expressly modified by this Amendment No. 2, each of the terms and provisions of the Agreement shall continue in full force and effect unamended.
Section 3.    No Waivers. The execution, delivery and performance of this Amendment No. 2 will not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Agreement.
Section 4.    References. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Agreement, and each reference in any other document relating to the “Asset Purchase Agreement,” “the Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Agreement, means and references the Agreement as amended hereby.
Section 5.    Execution in Counterparts. This Amendment No. 2 may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the parties. Delivery of an executed counterpart of a signature page to this Amendment No. 2 shall be as effective as delivery of a manually executed counterpart of this Amendment No. 2.
Section 6.    Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with federal bankruptcy law, to the extent applicable, and where state law is implicated, the laws of the State of Delaware shall govern, without giving effect to the choice of law principles thereof (except for any laws of that state which would render such choice of laws ineffective), including all matters of construction, validity and performance.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed by their duly authorized representatives as of the date and year first set forth above.

SELLERS:

VALERITAS, INC.

By: /s/ John E. Timberlake
Name: John E. Timberlake
Title: Chief Executive Officer

VALERITAS HOLDINGS, INC.

By: /s/ John E. Timberlake
Name: John E. Timberlake
Title: Chief Executive Officer

PURCHASER:

ZEALAND PHARMA A/S

By: /s/ Emmanuel Dulac
Name: Emmanuel Dulac
Title: Chief Executive Officer

By: /s/ Matthew Dallas
Name: Matthew Dallas
Title: Chief Financial Officer